Exhibit 3.4

ARTICLES SUPPLEMENTARY

OF

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

Strategic Student & Senior Housing Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 5.2.2 of Article V of the charter of the Corporation (the “Charter”), the Board of Directors (the “Board of Directors”), by duly adopted resolutions, reclassified 200,000,000 authorized but unissued shares of Class T Common Stock, par value $0.001 per share, of the Corporation (“Class T Common Stock”), as Class Y Common Stock, par value $0.001 per share, of the Corporation (the “Class Y Common Stock”), and reclassified 70,000,000 authorized but unissued shares of Class A Common Stock, par value $0.001 per share, of the Corporation (the “Class A Common Stock”), as Class Z Common Stock, par value $0.001 per share, of the Corporation (the “Class Z Common Stock”), with the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, which, upon any restatement of the Charter, shall become part of Article V of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof. The numbers and classes of shares of common stock which the Corporation has authority to issue after giving effect to these Articles Supplementary are: 245,000,000 shares of Class A Common Stock, 115,000,000 shares of Class T Common Stock, 70,000,000 shares of Class W Common Stock, par value $0.001 per share (“Class W Common Stock”), 200,000,000 shares of Class Y Common Stock and 70,000,000 shares of Class Z Common Stock. There has been no increase in the authorized shares of stock of the Corporation effected by these Articles Supplementary. Unless otherwise defined below, capitalized terms used below have the meanings given to them in the Charter.

Class Y Common Stock

(1)    Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:

(a)    Class Y Stockholder Servicing Fee. The stockholder servicing fee on the Class Y Common Stock payable to the Dealer Manager and to be re-allowed to participating broker-dealers, as described in the Corporation’s most recent Prospectus for an offering of Class Y Common Stock (or, if the Corporation is not then engaged in an offering of Class Y Common Stock, then as described in the Corporation’s periodic filings with the Securities and Exchange Commission).

(b)    Net Asset Value Per Share of Class Y Common Stock. The net asset value of the Corporation allocable to the Class Y Common Stock, determined as described in the Corporation’s most recent Prospectus for an offering of Class Y Common Stock (or if the Corporation is not then engaged in an offering of Class Y Common Stock and the calculation methodology has been amended by the board of directors, then as described in the Corporation’s periodic filings with the Securities and Exchange Commission), divided by the number of outstanding shares of Class Y Common Stock.

(2)    Treatment as Class Y Common Stock. Except as set forth in Sections 3, 4, 5, and 6 below, the Class Y Common Stock shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Class A Common Stock, Class T Common Stock, Class W Common Stock and Class Z Common Stock and all provisions of the Charter applicable to the Class A Common Stock, Class T Common Stock and Class W Common Stock, including, without limitation, the provisions of Articles V and VI, shall apply to the Class Y Common Stock.

(3)    Rights Upon Liquidation. The holder of each share of Class Y Common Stock shall be entitled to be paid, out of the assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value Per Share of Class Y Common Stock.

(4)    Fees and Commissions. Each share of Class Y Common Stock (other than a share of Class Y Common Stock sold pursuant to a distribution reinvestment plan) shall be subject to a Sales Commission, a Dealer Manager Fee and the Class Y Stockholder Servicing Fee as described in the Corporation’s most recent Prospectus for an offering of Class Y Common Stock. Each share of Class Y Common Stock (other than a share of Class Y Common Stock sold pursuant to a distribution reinvestment plan) shall be subject to the Class Y Stockholder Servicing Fee as described in the Corporation’s most recent Prospectus for an offering of Class Y Common Stock (or, if the Corporation is not then engaged in an offering of Class Y Common Stock, then as described in the Corporation’s periodic filings with the Securities and Exchange Commission).

(5)    Voting Rights. The shares of Class Y Common Stock shall vote together with the shares of Class A Common Stock, Class T Common Stock, Class W Common Stock and Class Z Common Stock as a single class on all actions to be taken by the Stockholders; provided, however, that the holders of Class Y Common Stock shall have exclusive voting rights on any matter that would alter only the contract rights of the Class Y Common Stock and no holders of any other class or series of Stock shall be entitled to vote thereon.

(6)    Distributions. The per share amount of distributions, if any, paid on the shares of Class Y Common Stock will differ from the per share amount of distributions, if any, paid on the shares of Class A Common Stock, Class T Common Stock, Class W Common Stock and Class Z Common Stock because of the Class Y Stockholder Servicing Fee. With respect to distributions, other than distributions pursuant to a program or programs by which the Corporation voluntarily repurchases shares from its Stockholders, each Stockholder of a class or series of shares of Stock shall be treated the same as every other Stockholder of that class or series and no class or series of Stock shall be treated other than in accordance with its rights as a class or series as set forth in the Charter. Dividends or other distributions declared and paid with respect to the Class Y Common Stock may vary among holders thereof in order to account for differences in the fees and expenses payable to the Dealer Manager with respect to such Class Y Common Stock.

Class Z Common Stock

(1)    Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:

(a)    Class Z Dealer Manager Servicing Fee. The dealer manager servicing fee on the Class Z Common Stock payable to the Dealer Manager as described in the Corporation’s most recent Prospectus for an offering of Class W Common Stock or Class Z Common Stock (or, if the Corporation is not then engaged in an offering of Class W Common Stock and/or Class Z Common Stock, then as described in the Corporation’s periodic filings with the Securities and Exchange Commission).

(b)    Net Asset Value Per Share of Class Z Common Stock. The net asset value of the Corporation allocable to the Class Z Common Stock, determined as described in the Corporation’s most recent Prospectus for an offering of Class Z Common Stock (or if the

Corporation is not then engaged in an offering of Class Z Common Stock and the calculation methodology has been amended by the board of directors, then as described in the Corporation’s periodic filings with the Securities and Exchange Commission), divided by the number of outstanding shares of Class Z Common Stock.

(2)    Treatment as Class Z Common Stock. Except as set forth in Sections 3, 4, 5, and 6 below, the Class Z Common Stock shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Class A Common Stock, Class T Common Stock, Class W Common Stock and Class Y Common Stock and all provisions of the Charter applicable to the Class A Common Stock, Class T Common Stock and Class W Common Stock, including, without limitation, the provisions of Articles V and VI, shall apply to the Class Z Common Stock.

(3)    Rights Upon Liquidation. The holder of each share of Class Z Common Stock shall be entitled to be paid, out of the assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value Per Share of Class Z Common Stock.

(4)    Fees and Commissions. Each share of Class Z Common Stock (other than a share of Class Z Common Stock sold pursuant to a distribution reinvestment plan) shall be subject to the Class Z Dealer Manager Servicing Fee as described in the Corporation’s most recent Prospectus for an offering of Class Z Common Stock (or, if the Corporation is not then engaged in an offering of Class Z Common Stock, then as described in the Corporation’s periodic filings with the Securities and Exchange Commission).

(5)    Voting Rights. The shares of Class Z Common Stock shall vote together with the shares of Class A Common Stock, Class T Common Stock, Class W Common Stock and Class Y Common Stock as a single class on all actions to be taken by the Stockholders; provided, however, that the holders of Class Z Common Stock shall have exclusive voting rights on any matter that would alter only the contract rights of the Class Z Common Stock and no holders of any other class or series of Stock shall be entitled to vote thereon.

(6)    Distributions. The per share amount of distributions, if any, paid on the shares of Class Z Common Stock will differ from the per share amount of distributions, if any, paid on the shares of Class A Common Stock, Class T Common Stock, Class W Common Stock, and Class Y Common Stock because of the Class Z Dealer Manager Servicing Fee. With respect to distributions, other than distributions pursuant to a program or programs by which the Corporation voluntarily repurchases shares from its Stockholders, each Stockholder of a class or series of shares of Stock shall be treated the same as every other Stockholder of that class or series and no class or series of Stock shall be treated other than in accordance with its rights as a class or series as set forth in the charter. Dividends or other distributions declared and paid with respect to the Class Z Common Stock may vary among holders thereof in order to account for differences in the fees and expenses payable to the Dealer Manager with respect to such Class Z Common Stock.

SECOND:    Descriptions of the Class A Common Stock, Class T Common Stock and Class W Common Stock are contained in the Charter.

THIRD:    The Class Y Common Stock and Class Z Common Stock have each been reclassified by the Board of Directors under the authority contained in the Charter.

FOURTH:    These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH:     The undersigned officer acknowledges the foregoing Articles Supplementary to be the corporate act of the Corporation and, as to all matters and facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, Strategic Student & Senior Housing Trust, Inc. has caused the foregoing Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this [    ] day of [                    ], 2019.

ATTEST:		STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

By:		By:
	Paula Mathews		H. Michael Schwartz
	Secretary		Chief Executive Officer